Exhibit 4(c)



                                REMARKETING AGREEMENT



               REMARKETING AGREEMENT, dated as of October 21, 1998 (the "REMARKETING AGREEMENT"), among Texas Utilities Company, a Texas corporation (the "COMPANY"), and Salomon Smith Barney Inc. ("SALOMON SMITH BARNEY" and, in its capacity as the remarketing dealer hereunder, the "REMARKETING DEALER").

               WHEREAS, the Company will issue $375,000,000 aggregate principal amount of its 5.94% MAndatory Putable/remarketable Securities (the "MAPS SM"), pursuant to an Indenture (For Unsecured Debt Securities Series F), dated as of October 1, 1998 (together with any amendments or supplements thereto, the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE"); and

               WHEREAS, the MAPS are being sold initially pursuant to an underwriting agreement, dated October 14, 1998 (the "UNDERWRITING AGREEMENT"), between the Company and the underwriters specified therein; and

               WHEREAS, the Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-56055) under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission thereunder (the "SECURITIES ACT")), in connection with the offering of securities, including the MAPS, which registration statement, as amended, was declared effective by order of the Commission on June 29, 1998, has filed Post-Effective Amendment No. 1 to such registration statement, which Post-Effective Amendment No. 1 became effective on July 13, 1998, has filed Post-Effective Amendment No. 2 to such registration statement, which Post-Effective Amendment No. 2 became effective on July 21, 1998, and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required (such registration statement and any amendments thereto including any prospectus relating to the offering of MAPS by the Company constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder (the "EXCHANGE ACT")), the Securities Act, or otherwise, are referred to herein as the "REGISTRATION STATEMENT" and the "PROSPECTUS," respectively, except that if
          (i) any new registration statement shall be filed by the Company with respect to the remarketing of the MAPS, the term "Registration Statement" shall refer to such registration statement from and after the date it is declared effective by the Commission and (ii) any prospectus shall be provided to the Remarketing Dealer by the Company for use in connection with the


          --------------------
          "MAPS SM" is a service mark owned by Salomon Smith Barney Inc.

          remarketing of the MAPS which differs from the Prospectus filed with the Commission in connection with the initial sale of the MAPS (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Securities Act) the term "PROSPECTUS" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use; and

               WHEREAS, Salomon Smith Barney will pay a premium to the Company for, and the Company will grant to Salomon Smith Barney, the right to purchase from the holders and remarket the MAPS on October 15, 2001 and, if the Company elects October 15, 2001 to be the Interim Period Remarketing Date (as defined herein), on the Final Period Remarketing Date (as defined herein) (each, a "REMARKETING DATE"); and

               WHEREAS, Salomon Smith Barney is prepared to act as the Remarketing Dealer with respect to the remarketing of the MAPS on any Remarketing Date in accordance with the terms and subject to the conditions set forth in this Agreement;

               NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

               SECTION 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture (including the form of the MAPS) or the Underwriting Agreement, as applicable.

               SECTION 2. Representations and Warranties. (a) The Company represents and warrants to the Remarketing Dealer as of the date hereof that the representations and warranties contained in the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof.

               (b) The Company further represents and warrants to the Remarketing Dealer as of the Notification Date (as defined herein), the Determination Date (as defined herein), the second Business Day prior to October 15, 2001 (if October 15, 2001 is the Interim Period Remarketing Date), October 15, 2001 and the Final Period Remarketing Date:

                    (i) the applicable Remarketing Materials (as defined herein) will, as of any Remarketing Date, comply as to form in all material respects with the Securities Act, the Exchange Act and the Trust Indenture Act and will not, as of any Remarketing Date, include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (ii) the consummation of the transactions herein
               contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed


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

               of trust, charter, by-laws or other agreement or instrument to which the Company is now a party; and

                    (iii) each direct and indirect material subsidiary of the Company has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries, considered as a whole; except as otherwise set forth in or contemplated by the Remarketing Materials, all of the issued and outstanding shares of capital stock of direct and indirect material subsidiaries of the Company have been authorized and validly issued, are fully paid and non-assessable and (except for any directors' qualifying shares) are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of such material subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party.

               (c) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Remarketing Dealer or to counsel for the Remarketing Dealer in connection with the remarketing of the MAPS shall be deemed a representation and warranty as of the date thereof by the Company to the Remarketing Dealer as to the matters covered thereby.

               SECTION 3. Covenants of the Company. The Company covenants with the Remarketing Dealer as follows:

               (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer (i) if, during the Remarketing Period (as defined herein), the Company's senior unsecured debt shall be rated below "Baa3" in the case of Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Group or the equivalent thereof by each such rating agency at that time, (ii) of the occurrence at any time of any event set forth in Sections 8(c)(i), (iii) and (vi) of this Agreement or
          (iii) of the occurrence during the Remarketing Period of any event relating specifically to the Company set forth in Sections 8(c)(ii), (iv) and (vii) of this Agreement.

               (b)  The Company will furnish to the Remarketing Dealer:

                    (i) the Registration Statement and the Prospectus (including in each case any amendment or supplement thereto and each document incorporated therein by reference); and

                    (ii) each document filed by the Company pursuant to
               Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act ("EXCHANGE ACT DOCUMENT") after the date hereof.

               The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing written materials and other Company-approved information as the Remarketing Dealer may reasonably request for use in connection with the remarketing of MAPS and consents to the use thereof for such purpose.

               (c) If, at any time during the period commencing 15 days prior to the first day which could be the Notification Date (as defined herein) to the later of (i) October 15, 2001, (ii) if October 15, 2001 is the Interim Period Remarketing Date, the Final Period Remarketing Date or (iii) such later date, if any, as Remarketing Materials (as defined herein) may be required to be delivered in connection with the remarketing of MAPS by the Remarketing Dealer (the "REMARKETING PERIOD"), any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the MAPS shall occur which could reasonably be expected to cause any Registration Statement with respect to, or any Prospectus to be delivered in connection with, any remarketing of the MAPS or any of the reports, documents, materials or information referred to in paragraph 3(b)(ii) above or any document incorporated therein by reference (collectively, the "REMARKETING MATERIALS") to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

               (d) So long as the MAPS are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

               (e) In connection with any remarketing of the MAPS, if and to the extent required (in the opinion of counsel for either the Remarketing Dealer or the Company) by applicable law, regulations or interpretations in effect at the time of such remarketing, the Company (i) shall use its reasonable efforts to have a Registration Statement relating to the MAPS declared effective under the Securities Act no later than the applicable Remarketing Date and (ii) shall furnish a current Prospectus and/or Prospectus supplement to be used in such remarketing by the Remarketing Dealer; if a new Registration Statement or a new, amended or supplemented Prospectus is required, the Company also shall furnish to the Remarketing Dealer an officer's certificate, opinions of Company counsel and letters of the Company's independent accountants, in each case, in form and substance reasonably satisfactory to counsel for the Remarketing Dealer, of the same tenor as the officer's certificate, opinions of counsel and letters of independent accountants delivered pursuant to the Underwriting Agreement, but modified to relate to such new Registration Statement or new, amended or supplemented


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


          Prospectus. If during such period of time (not exceeding nine months) after any Remarketing Date as in the opinion of counsel for the Remarketing Dealer a prospectus is required by the Securities Act to be delivered in connection with sales of the MAPS, any event known to the Company relating to or affecting the Company or of which the Company shall be advised in writing by the Remarketing Dealer shall occur that in the Company's reasonable opinion after consultation with counsel for the Remarketing Dealer should be set forth in a supplement to, or an amendment of, the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, the Company will, at its expense, amend or supplement the Prospectus by either (i) preparing and furnishing to you at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of the Remarketing Dealer, then the Remarketing Dealer shall assume the expense of preparing and fur-nishing any such amendment or supplement. In case the Remarketing Dealer is required to deliver a prospectus after the expiration of nine months from the applicable Remarketing Date, the Company, upon the Remarketing Dealer's request, will furnish to the Remarketing Dealer, at its expense, a reasonable quantity of a supplemental prospectus or supplements to the Prospectus complying with Section 10(a) of the Securities Act.

               (f) The Company agrees that neither it nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MAPS prior to the remarketing thereof by the Remarketing Dealer on October 15, 2001 (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if October 15, 2001 is the Interim Period Remarketing Date), or other than pursuant to Section 4(h) or 4(i) of this Agreement.

               (g) Notwithstanding any provision to the contrary set forth in the Indenture, the Company shall, prior to the end of the Remarketing Period, (i) use its best efforts to maintain the MAPS in book-entry form with The Depository Trust Company ("DTC") or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MAPS in book-entry form, and
          (ii) waive any discretionary right it otherwise has under the Indenture to cause the MAPS to be issued in certificated form.

               (h) In connection with any remarketing, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the MAPS for offer and sale under the blue-sky laws of such jurisdictions as the Remarketing Dealer may designate, provided that the Company shall not be required to qualify as a foreign corporation or dealer in se-curities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.


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

               (i) The Company will, except as herein provided, pay all fees, expenses and taxes (except transfer taxes) in connection with (i) the preparation and any filing by it of any new Registration Statement or Prospectus required pursuant to Section 3(e) hereof, (ii) the qualification of the MAPS under blue-sky laws (including counsel fees not to exceed $7,500) and (iii) the printing and delivery to the Remarketing Dealer of reasonable quantities of such new Registration Statement and Prospectus and, except as provided in Section 3(e) hereof, of any amendments or supplements thereto. The Company shall not, however, be required to pay any amount for any expenses of the Remarketing Dealer, except as set forth in Section 10(d) hereof.

               (j) The Company will comply with any reasonable request of the Remarketing Dealer pursuant to Section 4(i) hereof to modify the tender and settlement procedures set forth in the Indenture.

               (k) During the Remarketing Period, the Company will furnish to the Remarketing Dealer such information as the Remarketing Dealer may reasonably request from time to time, in such form as the Remarketing Dealer may reasonably request, including, but not limited to, information with respect to the financial condition of the Company or any material subsidiary thereof.

               SECTION 4. Appointment and Obligations of the Remarketing Dealer. (a) Unless this Agreement is otherwise terminated in accordance with Section 10 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints Salomon Smith Barney, and Salomon Smith Barney hereby accepts such appointment, as the exclusive Remarketing Dealer with respect to $375,000,000 aggregate principal amount of MAPS, subject further to repurchase of the MAPS in accordance with clause (h) of this section or redemption of the MAPS in accordance with clause (i) of this section. In consideration of the right to require mandatory tender of the MAPS in accordance with the terms of the Indenture, Salomon Smith Barney will pay the Company the premium set forth in Schedule I to the Underwriting Agreement in accordance with Section 4 of the Underwriting Agreement.

               (b) It is expressly understood and agreed by the parties hereto that the obligations of the Remarketing Dealer hereunder with respect to the MAPS to be remarketed on any Remarketing Date are conditioned on (i) the issuance and delivery of such MAPS pursuant to the terms and conditions of the Underwriting Agreement and (ii) the Remarketing Dealer's election on the Notification Date to purchase the MAPS for remarketing on the Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the Remarketing Dealer has elected to remarket the MAPS pursuant to clause (c) below and except as otherwise set forth in Section 10 of this Agreement, the Remarketing Dealer shall not be obligated to set a new interest rate on the MAPS (the "INTEREST RATE TO MATURITY") for the period from and including October 15, 2001 (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if October 15, 2001 is the Interim Period Remarketing Date) or a new interest rate on the MAPS (the


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


          "INTERIM PERIOD INTEREST RATE") for the period from and including October 15, 2001 (if such date is the Interim Period Remarketing
          Date) to but excluding the Final Period Remarketing Date (the "INTERIM PERIOD"), to remarket any MAPS or to perform any of the other duties set forth herein at any time after the Notification Date if this Agreement shall have been terminated pursuant to
          Section 10(b) hereof.

               (c) On a Business Day which is not earlier than 15 nor later than five Business Days prior to October 15, 2001 (the "NOTIFICATION DATE"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase the MAPS on October 15, 2001. If, and only if, the Remarketing Dealer so elects, the MAPS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the October 15, 2001 and, if the Company elects pursuant to clause (d) below that October 15, 2001 be the Interim Period Remarketing Date, on the Final Period Remarketing Date subject to the conditions described herein.

               (d) If the Remarketing Dealer gives notice of its intention to purchase the MAPS on October 15, 2001, then not later than 4:00 p.m., New York City time, on the fourth Business Day prior to October 15, 2001, the Company may notify the Remarketing Dealer, the Trustee and DTC by telephone, confirmed in writing that it elects October 15, 2001 to be the Interim Period Remarketing Date. The Company will be eligible to make such notification if at such time its senior unsecured debt is rated at least "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Group or the equivalent thereof by such rating agency at the time of such notification or if the Remarketing Dealer waives this requirement in its sole discretion. If the Company does not provide such notification, October 15, 2001 will be the only Remarketing Date and the Maturity Date will be October 15, 2011. If the Company provides such notification, then (i) the Final Period Remarketing Date will be one of the 26 following one-week anniversary dates of October 15, 2001 (or if any such day is not a Business Day, the next following Business Day) designated by the Company not later than the fifth Business Day prior to such one-week anniversary date (the "FINAL PERIOD REMARKETING DATE") except that, if the Company fails to so designate the Final Period Remarketing Date, the Final Period Remarketing Date will be the date that is 26 weeks after October 15, 2001 (or if such day is not a Business Day, the next following Business Day) and (ii) the Maturity Date of the MAPS will be the date that is the tenth anniversary of the Final Period Remarketing Date (whether or not a Business Day).

               (e) Subject to the Remarketing Dealer's election to remarket the MAPS as provided in clause (c) above, (i) from and including October 15, 2001 (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if October 15, 2001 is the Interim Period Remarketing Date), to but excluding the Maturity Date, the MAPS will bear interest at the Interest Rate to Maturity and (ii) during the Interim Period, if any, the MAPS will bear interest at the Interim Period Interest Rate.

               The Interest Rate to Maturity will be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding October 15, 2001 (if such date


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


          is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if October 15, 2001 is the Interim Period Remarketing Date) (the "DETERMINATION DATE"), to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 4.59% per annum (the "BASE RATE") plus the Applicable Spread (as defined herein).

               The "APPLICABLE SPREAD" shall be the lowest firm commitment bid, expressed as a spread (in the form of a percentage or number of basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined herein) for the full aggregate principal amount of the MAPS at the Dollar Price (as defined herein), but assuming (i) that the purchase date is October 15, 2001 (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if October 15, 2001 is the Interim Period Remarketing Date) with settlement on such date without accrued interest, (ii) that the maturity date is the Maturity Date of the MAPS, and (iii) a stated annual interest rate, payable semi-annually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such firm commitment bids obtained as described above; provided, however, that the Remarketing Dealer shall obtain bids from at least three Primary Corporate Dealers. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the MAPS, the Company and the Trustee.

               "DOLLAR PRICE" means, with respect to the MAPS, the present value, as of October 15, 2001, of the Remaining Scheduled Payments (as defined herein) discounted to October 15, 2001 on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), except that (i) in the case of the Final Period Remarketing Date, the Dollar Price will be the Adjusted Dollar Price (as defined herein) and (ii) in the case of October 15, 2001 or the Final Period Remarketing Date, the Dollar Price may be any other amount agreed to in writing by the Remarketing Dealer and the Company.

               "ADJUSTED DOLLAR PRICE" means, with respect to the Final Period Remarketing Date, the Dollar Price as of October 15, 2001 (determined by the Remarketing Dealer on the third Business Day prior to October 15, 2001) plus the product of (i) such Dollar Price less the aggregate principal amount of MAPS outstanding as of October 15, 2001, (ii) the weighted average per annum Interim Period Interest Rate for the Interim Period, and (iii) the number of days in the Interim Period divided by 360.

               "REFERENCE CORPORATE DEALERS" means each of Salomon Smith Barney Inc., CIBC Oppenheimer Corp., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and a fifth Reference Corporate Dealer to be selected by the Company and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York ("PRIMARY


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          CORPORATE DEALER"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

               "REMAINING SCHEDULED PAYMENTS" means, with respect to the MAPS, the remaining scheduled payments of the principal thereof and interest thereon calculated at the Base Rate only, that would be due after October 15, 2001 to and including October 15, 2011, assuming that the Company did not elect October 15, 2001 to be the Interim Period Remarketing Date; provided, however, that if October 15, 2001 is not an Interest Payment Date with respect to the MAPS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to October 15, 2001.

               "TREASURY RATE" means the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined herein), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined herein).

               "COMPARABLE TREASURY ISSUES" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MAPS being purchased.

               "COMPARABLE TREASURY PRICE" means (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the third business day prior to October 15, 2001, as set forth on Telerate Page 500 (as defined herein) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such date,
          (i) the average of the Reference Treasury Dealer Quotations, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

               "TELERATE PAGE 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

               "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

               "REFERENCE TREASURY DEALER" means each of Salomon Smith Barney Inc., CIBC Oppenheimer Corp., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and a fifth Reference Treasury Dealer to be selected by the Company and their respective successors;

          provided, however, that if any of the foregoing or their affiliates shall cease to be a primary United States Government securities dealer in The City of New York ("PRIMARY TREASURY DEALER"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

               The Interim Period Interest Rate for the Interim Period, if any, will be reset on each Interest Reset Date (as defined herein) during the Interim Period and will be equal to the Reference Rate (as defined herein) in respect of the applicable Interest Reset Date plus the Basic Spread (as defined herein), in each case as calculated by the Remarketing Dealer. The Wednesday of each week during the Interim Period will be an "INTEREST RESET DATE." The "INTEREST DETERMINATION DATE" applicable to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. The interest rate in effect from and including October 15, 2001 (which is the first day of any Interim Period) to but excluding the first Interest Reset Date during such Interim Period will be determined as if October 15, 2001 were an Interest Reset Date and the Interest Determination Date for such Interest Reset Date were the second Business Day prior to October 15, 2001.

               The "REFERENCE RATE" means one of the following reference rates selected by the Company and notified to the Remarketing Dealer no later than four Business Days prior to October 15, 2001: (i) the per annum rate for deposits in U.S. dollars for a period of one week shown on Telerate page 3750 (or any successor page) at 11:00 a.m., London time, on the applicable Interest Determination Date, (ii) the per annum rate equal to the average of the federal funds rates shown on Telerate page 5 (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date and each of the four Business Days prior to such Interest Determination Date, or (iii) the one-week "AA" non-financial commercial paper rate shown on the Internet world wide web page of the Board of Governors of the Federal Reserve System at www.bog.frb.fed.us/releases/CP/ (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date.

               The "BASIC SPREAD" will be the lowest firm commitment bid expressed as a spread (in the form of a percentage or a number of basis points) above the Reference Rate, obtained by the Remarketing Dealer on the third Business Day prior to October 15, 2001 from the bids quoted from five Reference Money Market Dealers (as defined herein) on such date for the full aggregate principal amount of the MAPS at a dollar price equal to par, but assuming (i) that the purchase date is October 15, 2001, with settlement on such date without accrued interest, (ii) that the maturity date is the day that is 26 weeks from October 15, 2001,
          (iii) that the MAPS are callable by the Remarketing Dealer on a weekly basis after October 15, 2001, (iv) that the MAPS will be repurchased by the Company at par on the day that is 26 weeks from October 15, 2001 if not previously called by the Remarketing Dealer, and (v) a stated annual interest rate, payable on the Final Period Remarketing Date, equal to the Reference Rate plus the spread bid by the applicable Reference Money Market Dealer.

               "REFERENCE MONEY MARKET DEALERS" means each of Salomon Smith Barney Inc., CIBC Oppenheimer Corp., Lehman Brothers Inc., Morgan

          Stanley & Co. Incorporated and a fifth Reference Money Market Dealer to be selected by the Company and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York which is also a leading dealer in money market instruments ("PRIMARY MONEY MARKET DEALER"), the Remarketing Dealer shall substitute therefor another Primary Money Market Dealer.

               The Interim Period Interest Rates and the amount of interest payable on the Final Period Remarketing Date shall each be determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the MAPS, the Company and the Trustee.

               (f) Subject to the Remarketing Dealer's election to remarket the MAPS as provided in clause (c) above, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity and, if October 15, 2001 is the Interim Period Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the second Business Day prior to October 15, 2001, of the Interim Period Interest Rate which will initially be in effect.

               (g) In the event that the MAPS are remarketed as provided herein, the Remarketing Dealer shall make, or cause the Trustee to make, payment of the purchase price for such MAPS through DTC by the close of business on each Remarketing Date against delivery through DTC of MAPS. The purchase price for the MAPS will be equal to 100% of the principal amount thereof. The Company shall make, or cause the Trustee to make, payment of interest due on any Remarketing Date by book entry through DTC by the close of business on such Remarketing Date.

               (h) Subject to Section 10(c) of this Agreement, in the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity or the Interim Period Interest Rate by, (A) in the case of the Interest Rate to Maturity, 4:00 p.m., New York City time, on the Determination Date, or (B) in the case of the Interim Period Interest Rate, 4:00 p.m. New York City time, on the second business day prior to October 15, 2001, or (ii) prior to the fifth Business Day immediately preceding October 15, 2001, the Remarketing Dealer has resigned and no successor has been appointed on or before the third Business Day prior to October 15, 2001, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket MAPS this Agreement is terminated by the Remarketing Dealer pursuant to Section 10 hereof, or (iv) the Remarketing Dealer for any reason does not elect, by notice to the Company and the Trustee not later than the fifth Business Day immediately preceding October 15, 2001, to purchase the MAPS for remarketing on October 15, 2001, or
          (v) the Remarketing Dealer for any reason does not purchase all MAPS tendered (or deemed to have been tendered) to it on any Remarketing Date, the Company shall repurchase the MAPS as a whole on any Remarketing Date at a price equal to 100% of the principal amount of the MAPS plus all accrued and unpaid interest, if any, on the MAPS to such Remarketing Date. In any such case, payment will be made by the Company by book-entry through DTC by the close of business on such Remarketing Date against delivery through DTC of the MAPS.

               (i) If the Remarketing Dealer elects to remarket the MAPS as provided in clause (c) above, then not later than the fourth Business Day immediately preceding the applicable Remarketing Date, the Company shall notify the Remarketing Dealer and the Trustee if the Company irrevocably elects to exercise its right to redeem the MAPS, in whole but not in part, from the Remarketing Dealer on such Remarketing Date at the Optional Redemption Price. The "OPTIONAL REDEMPTION PRICE" shall be the greater of (i) 100% of the principal amount of the MAPS and
          (ii) the Dollar Price as of the applicable Remarketing Date, plus in either case accrued and unpaid interest from the applicable Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the MAPS, it shall pay the Optional Redemption Price to the Remarketing Dealer by book-entry transfer through DTC by the close of business on such Remarketing Date against delivery through DTC of the MAPS. The Remarketing Dealer will determine the Optional Redemption Price and notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the third Business Day prior to the applicable Remarketing Date of the Optional Redemption Price. Absent manifest error, the Optional Redemption Price determined by the Remarketing Dealer shall be binding upon the beneficial owners and Holders of the MAPS, the Company and the Trustee.

               (j) The Remarketing Dealer may request that the Company, in accordance with the terms of the Indenture, modify the put and settlement procedures described above, including provisions for payment by purchasers of MAPS in the remarketing or for payment to sellers of tendered MAPS, (i) to the extent required by DTC or a successor securities depositary, (ii) if agreed to by the Remarketing Dealer in accordance with Section 8(c)(vi) of this Agreement, to the extent required to facilitate the remarketing of MAPS in certificated form, if the book-entry system is no longer available for the MAPS at the time of the remarketing, or
          (iii) to the extent required in the reasonable opinion of the Remarketing Dealer, to facilitate the settlement process .


               SECTION 5. Fees and Expenses. Subject to Section 10 of this Agreement, for its services in performing its duties set forth herein, the Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company.

               SECTION 6. Resignation of the Remarketing Dealer. At its option, the Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time prior to the twentieth Business Day prior to October 15, 2001, such resignation to be effective 10 Business Days after delivery of a written notice to the Company and the Trustee of such resignation. The Remarketing Dealer also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with Section 10(b) hereof. It shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

               SECTION 7. Dealing in the MAPS; Purchase of MAPS by the Company. (a) Salomon Smith Barney, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the MAPS. Salomon Smith Barney, as Holder or beneficial owner of the MAPS, may exercise any vote or join as a Holder or beneficial owner, as the case may be, in any action which any Holder or beneficial owner of MAPS may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

               (b) The Company may purchase MAPS in the remarketing on October 15, 2001 (if such date is not the Interim Period Remarketing Date) or the Final Period Remarketing Date (if October 15, 2001 is the Interim Period Remarketing Date), provided that the Interest Rate to Maturity established with respect to MAPS in such remarketing is not different from the Interest Rate to Maturity that would have been established if the Company had not purchased such MAPS.

               SECTION 8. Conditions to Remarketing Dealer's Obligations. The obligations of the Remarketing Dealer under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto, (b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in, the Underwriting Agreement, and (c) the further condition that none of the following events shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MAPS:

                    (i) without the prior written consent of the Remarketing Dealer, the Indenture (including the MAPS) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the judgment of the Remarketing Dealer materially changes the nature of the MAPS or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (i), the Company shall not be prohibited from amending the Indenture);

                    (ii) (A) there shall have occurred any suspension or
               material limitation of trading in any of the Company's securities on the New York Stock Exchange, Inc. ("NYSE") or any general suspension of trading in securities on the NYSE, the American Stock Exchange, Inc. ("AMEX") or the NASDAQ Stock Market, Inc. ("NASDAQ") or there shall have been established by the NYSE, AMEX or NASDAQ or by the Commission or by any federal or state agency or by the decision of any court, any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, or (B) there shall have occurred any
               (1) new material outbreak of hostilities or (2) new material other national or international calamity or crisis, including, but not limited to, an escalation of hostilities that existed prior to the Notification Date or (3) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (A) or (B) above on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Remarketing Dealer, for the Remarketing Dealer to remarket the MAPS or to enforce contracts for the sale of the MAPS;

                    (iii) an Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MAPS shall have occurred and be continuing;

                    (iv) there shall have occurred since the Notification
               Date or since the respective dates as of which information is given in the Exchange Act Documents a material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, whether or not in the ordinary course of business, that, in the reasonable judgment of the Remarketing Dealer, materially impairs the marketability of the MAPS;

                    (v) if a prospectus is required under the Securities Act to be delivered in connection with any remarketing of the MAPS, the Company shall fail to furnish to the Remarketing Dealer on the applicable Remarketing Date the officer's certificate, opinions and comfort letters referred to in Section 3(e) of this Agreement and such other documents and opinions as counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of MAPS in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; or

                    (vi) prior to October 15, 2001 (if such date is not the
               Interim Period Remarketing Date) or the Final Period Remarketing Date (if October 15, 2001 is the Interim Period Remarketing Date), the MAPS are not maintained in book-entry form with DTC or any successor thereto; provided, that the Remarketing Dealer, in its sole discretion and subject to receipt of an opinion of counsel for the Company reasonably satisfactory to the Remarketing Dealer, may waive the foregoing condition if in the Remarketing Dealer's judgment the Indenture and the MAPS can be amended, and they are amended, so as to permit the remarketing of the MAPS in certificated form and otherwise as contemplated herein;

                    (vii) if, subsequent to the Notification Date, the ratings of the MAPS shall have been downgraded or withdrawn by any nationally recognized statistical rating agency.

          and the Remarketing Dealer shall have received on each Remarketing Date a certificate of an officer of the Company, dated as of such Remarketing Date, to the effect that (i) the representations and warranties in this Agreement are true and correct at and as of such Remarketing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Remarketing Date and (iii) none of the events specified in the preceding clause (c) has occurred.

               (d) In furtherance of the foregoing, the effectiveness of the Remarketing Dealer's election on the Notification Date to remarket the MAPS shall be subject to the condition that the Remarketing Dealer shall have received a certificate of an officer of the Company, dated as of the Notification Date, to the effect that (i) the Company has, prior to the Remarketing Dealer's election on the Notification Date to remarket the MAPS, provided the Remarketing Dealer with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties in this agreement are true and correct at and as of the Notification Date and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Company to the Remarketing Dealer as soon as practicable following notification by the Remarketing Dealer to the Company on the Notification Date of its election to remarket the MAPS and in any event prior to the third Business Day prior to October 15, 2001.

               In the event of the failure of any of the foregoing conditions, the Remarketing Dealer may terminate its obligations under this Agreement or redetermine the Interest Rate to Maturity or Interim Period Interest Rate as provided in Section 10.

               SECTION 9. Indemnification. (a) The Company shall indemnify, defend and hold harmless the Remarketing Dealer and each person who controls the Remarketing Dealer within the mean-ing of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse the Remarketing Dealer and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Remarketing Materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Dealer, or counsel for the Remarketing Dealer, expressly for use in the Remarketing Materials; and provided further, that if a Prospectus is required to be delivered, the indemnity agreement contained in this Section 9 shall not inure to the benefit of the Remarketing Dealer (or of any person controlling the Remarketing Dealer) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the MAPS to any person if a copy of the Prospectus (exclusive of any incorporated documents) shall not have been given or sent to such person by or on behalf of the Remarketing Dealer with or prior to the written confirmation of the sale involved unless the alleged omission or alleged untrue statement was not corrected in the Prospectus at the time of such written confirmation, (ii) any acts or omissions of the Remarketing Dealer in connection with its duties and obligations to determine any of the Interest Rate to Maturity, the Interim Period Interest Rates, the amount of interest, if any, payable on the Final Period Remarketing Date, the Optional Redemption Price or the Call Price hereunder except those that are due to its negligence or willful misconduct and (iii) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, except those violations or failures to perform that are due to the negligence or willful misconduct of the Remarketing Dealer. The indemnity agreement of the Company contained in this Section 9 hereof shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Remarketing Dealer or any such controlling person, and shall survive the delivery of the MAPS.

               (b) The Remarketing Dealer shall indemnify, defend and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Remarketing Materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Remarketing Dealer, for use in connection with the preparation of the Remarketing Materials. The indemnity agree-ment of the Remarketing Dealer contained in this Section 9 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, its directors or its officers, the Remarketing Dealer, or any such controlling person, and shall survive the delivery of the MAPS.

               (c) The Company and the Remarketing Dealer each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the failure so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent it is not materially prejudiced as a result of such failure to notify and in any event shall not relieve it from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the Remarketing Dealer agrees that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provision of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

               (d) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by the Company on the one hand and the Remarketing Dealer on the other hand from the remarketing of the MAPS pursuant to this Agreement, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Remarketing Dealer agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, the Remarketing Dealer shall not be required to contribute in excess of the amount equal to the excess of (i) the greater of the price at which the MAPS remarketed by it were sold to the public on (A) October 15, 2001 or (B) the Final Period Remarketing Date, whichever is applicable, over (ii) the amount of any damages which the Remarketing Dealer has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission or any act or failure to act for which the Remarketing Dealer is responsible under this Agreement.

               SECTION 10. Termination of Remarketing Agreement or Redetermination of Interest Rate to Maturity. (a) This Agreement shall terminate as to the Remarketing Dealer on the effective date of the resignation of the Remarketing Dealer pursuant to
          Section 6 hereof or the repurchase of the MAPS by the Company pursuant to Section 4(h) hereof or the redemption of the MAPS by the Company pursuant to Section 4(i) hereof.

               (b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before any Remarketing Date, in the event that: (i) any of the conditions referred to or set forth in Section 8(a) or (b) hereof have not been met or satisfied in full, (ii) any of the events set forth in Section 8(c) shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MAPS or (iii) the Remarketing Dealer reasonably determines after consultation with the Company, that it shall not have received all of the information of a material nature, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement.

               (c) Notwithstanding any provision herein to the contrary, in lieu of terminating this Agreement pursuant to Section 10(b) above, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion may waive its right to terminate this Agreement as a result of the occurrence of such event and (i) in the case of the Interest Rate to Maturity, at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date and (ii) in the case of the Interim Period Interest Rate, at any time between the second Business Day prior to October 15, 2001 and 3:30 p.m., New York City time, on the Business Day immediately preceding October 15, 2001, may elect to purchase the MAPS for remarketing and determine a new Interest Rate to Maturity or Interim Period Interest Rate, as the case may be, in the manner provided in
          Section 4(d) of this Agreement, except that for purposes of determining the new Interest Rate to Maturity or Interim Period Interest Rate, as the case may be, pursuant to this paragraph the Determination Date or Interest Determination Date, as the case may be, referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity or Interim Period Interest Rate, as the case may be, applicable to the MAPS. Thereupon, such new Interest Rate to Maturity or Interim Period Interest Rate, as the case may be, shall supersede and replace any Interest Rate to Maturity or Interim Period Interest Rate previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the MAPS on or after the applicable Remarketing Date, the Company and the Trustee; provided, however, that the Remarketing Dealer, by redetermining the Interest Rate to Maturity or Interim Period Interest Rate, as the case may be, upon the occurrence of any event set forth in
          Section 10(b) as set forth above, shall not thereby be deemed to have waived its right to determine a new Interest Rate to Maturity or Interim Period Interest Rate, as the case may be, or terminate this Agreement upon the later occurrence of any other event set forth in Section 10(b).

               (d) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 10(b) of this Agreement, the Company shall reimburse the Remarketing Dealer for its reasonable out-of-pocket expenses, in an aggregate amount not exceeding $10,000, and the reasonable fees and disbursements of counsel for the Remarketing Dealer, and except further as set forth in Section 10(e) below. Sections 1, 9, 10(d) and 10(e) shall survive such termination and remain in full force and effect.

               (e) In the case of either (i) termination of this Agreement pursuant to Section 10(b) or (ii) termination of this Agreement due to the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MAPS, of any event set forth in Section 8(c)(i), (iii) or (vi), upon the request of the Remarketing Dealer, the Company shall immediately following the Call Price Determination Date (as defined herein) pay the Remarketing Dealer, in same-day funds by wire transfer to an account designated by the Remarketing Dealer, the fair market value, calculated as set forth below, of the Remarketing Dealer's right to purchase and remarket the MAPS pursuant to this Agreement (the "CALL PRICE").

               In the case of termination of this Agreement pursuant to
          Section 10(b), the Call Price shall be equal to the excess of (i) the present value of the Remaining Scheduled Payments determined as provided in Section 4 over (ii) the aggregate principal amount of the MAPS.

               In the case of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MAPS, of any event set forth in Section 8(c)(i), (iii) or (vi), the Call Price shall be determined in good faith by the Remarketing Dealer after consultation with the Company on a commercially reasonable basis by reference to, among other factors, the formulation set forth in the preceding paragraph.

               The Remarketing Dealer shall determine the applicable Call Price on the Business Day immediately following the date of termination or as soon as practicable thereafter (the "CALL PRICE DETERMINATION DATE"). The Remarketing Dealer shall promptly notify the Company of the Call Price Determination Date and the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

               (f) This Agreement shall not be subject to termination by the Company.

               SECTION 11. Remarketing Dealer Performance, Duty of Care. The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Company or to any beneficial owner or Holder of MAPS in its individual capacity or as Remarketing Dealer for any action or failure to act in connection with the remarketing or otherwise, except as a result of negligence or willful misconduct on its part.

               SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

               SECTION 13. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no MAPS are outstanding or the completion of the remarketing of the MAPS. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company and the Remarketing Dealer pursuant to Sections 9 and 10 hereof shall remain operative and in full force and effect until fully satisfied.

               SECTION 14. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Dealer, except that the rights and obligations of the Company may be assigned and delegated to any successor of the Company permitted by the Indenture. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than the Company's officers and directors, persons, if any, controlling the Remarketing Dealer or the Company within the meaning of Section 15 of the Securities Act, or any indemnified party, or any person entitled to contribution to the extent provided in Section 9 hereof. The terms "SUCCESSORS" and "ASSIGNS" shall not include any purchaser of any MAPS merely because of such purchase.

               SECTION 15. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

               SECTION 16. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

               SECTION 17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

               SECTION 18. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

               SECTION 19. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

               (a)  to the Company:

                    Texas Utilities Company
                    Energy Plaza
                    1601 Bryan Street
                    Dallas, Texas  75201

                    Attention: Treasurer
                    Telephone No.: (214) 812-4646
                    Facsimile No.: (214) 812-2488

               (b)  to Salomon Smith Barney:

                    Salomon Smith Barney Inc.
                    388 Greenwich Street
                    New York, New York 10013
               and
                    Salomon Smith Barney Inc.
                    7 World Trade Center, 42nd Floor
                    New York, New York 10048

                    Attention:  Kimberly Blue
                    Telephone No.: (212) 783-2655
                    Facsimile No.: (212) 783-2319

               or to such other address as the Company or the Remarketing Dealer shall specify in writing.

               IN WITNESS WHEREOF, each of the Company and the Remarketing Dealer has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.



                               TEXAS UTILITIES COMPANY


                               By:   /s/ Robert S. Shapard
                                  ---------------------------------------
                                       Name:  Robert S. Shapard
                                       Title: Treasurer


                              SALOMON SMITH BARNEY INC.


                              By:   /s/ Paul R. Bitler
                                 -----------------------------------------
                                       Name:  Paul R. Bitler
                                       Title: Vice President